SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 12, 2004
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	InterContinental Barclay
111 E. 48th Street
New York, New York 10017

April 12, 2004

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 12, 2004 at 9:00 a.m. Eastern Daylight Time at the InterContinental Barclay located at 111 East 48th Street, New York, New York.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the annual meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 12th.

Sincerely,

Thomas J. Friel

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 12, 2004
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	InterContinental Barclay
111 East 48th Street
New York, New York 10017

Dear Stockholders:

At our annual meeting, we will ask you to

I.	Elect four (4) directors; and

II.	Transact any other business that may properly come before the annual meeting, or any adjournment of the annual meeting.

If you were a stockholder of record at the close of business on April 2, 2004, you will be entitled to vote at the annual meeting or any adjournment of the meeting. A stockholder list will be available at our offices located at 245 Park Avenue, Suite 4300, New York, New York, 10167 and at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 16, 2004 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 2, 2004, for any purpose germane to the annual meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2003 is enclosed.

Sincerely,

Fritz E. Freidinger

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign and return the proxy card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    We are furnishing you with this Proxy Statement in connection with the solicitation of your proxy for our Annual Meeting of Stockholders to be held on May 12, 2004 and at any adjournment thereof. This solicitation is being made by mail. We may also use our officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    Our Annual Meeting of Stockholders will be held on May 12, 2004 at 9:00 a.m. Eastern Daylight Time at the InterContinental Barclay located at 111 E. 48th Street, New York, New York. This Proxy Statement was first mailed to our stockholders entitled to notice of, and to vote at, the annual meeting on or about April 13, 2004.

Record Date.    Each share of our common stock that you own as of April 2, 2004 entitles you to one vote. On April 2, 2004 there were 18,907,153 shares of our common stock outstanding.

Quorum.    A quorum of stockholders is necessary for us to hold a valid meeting. If at least a majority of our common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the annual meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker does not vote on some matters on the Proxy Card because the broker does not have authority to do so.

Voting.    You may vote on the proposals presented at the annual meeting in one of two ways:

•	By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of each individual nominated for director; or

•	In Person: You may come to the annual meeting and cast your vote.

If you grant us a proxy, you may revoke your proxy at any time before it is exercised by (1) sending notice to our Secretary at our principal executive offices in writing; (2) providing to us a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Required Vote.    A plurality of the votes cast at the annual meeting is required for the election of directors (Proposal I). This means that the four director nominees receiving the highest number of votes cast “FOR” will be elected. Only votes “FOR” will affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.

If your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you.

Votes will be tabulated by the inspector of election appointed for the annual meeting.

DESCRIPTION OF OUR CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation provides for our authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 19,585,095 shares were issued and outstanding on April 2, 2004 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which has been issued. Our common stock is included for quotation on the Nasdaq National Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, we have not declared any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to our further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, which are the only outstanding voting securities and equity securities of our company, as of April 2, 2004 (except where otherwise noted) by (1) our directors, (2) each of our named executive officers, (3) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and (4) all of our directors and executive officers as a group. On April 2, 2004, there were 18,907,153 shares of common stock outstanding. Unless otherwise indicated, we believe that each beneficial owner has the sole voting and investment power over the number of shares listed adjacent to his or her name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Thomas J. Friel (3) (4)	301,215	1.6
Gerard R. Roche (4)	245,839	1.3
Piers Marmion	0	*
Joie A. Gregor (4)	884	*
Jocelyn Dehnert (4)	53,856	*
Kevin J. Smith (4)	25,653	*
Fritz E. Freidinger (4)	7,332	*
Richard I. Beattie	2,000	*
Robert E. Knowling, Jr. (5)	11,250	*
Douglas C. Yearley	0	*
John A. Fazio	1,500	*
State of Wisconsin Investment Board (6)	943,600	5.0
State Street Research & Management Company (7)	1,810,600	9.6
Eminence Capital, LLC (8)	2,200,000	11.6

On April 2, 2004, the shares beneficially owned by all executive officers and directors as a group (15 persons) were:	711,538	3.8

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable on April 2, 2004 or which would become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.

(3)	Number includes shares held by the trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Pension Plan.

(4)	Number includes the right of each of Messrs. Friel, Roche, Smith and Freidinger and of Ms. Dehnert and Ms. Gregor to acquire beneficial ownership of 37,750, 23,458, 16,666, 4,332, 40,566 and 884, respectively, shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program I, which were exercisable on April 2, 2004 or which would become exercisable within 60 days of that date.

(5)	Number includes the right of Mr. Knowling to acquire beneficial ownership of 11,250 shares of common stock which were exercisable on April 2, 2004 or which would become exercisable within 60 days through the exercise of options granted under the 1998 Heidrick & Struggles GlobalShare Program II.

(6)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004. The mailing address for the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(7)	Number is based on information contained in an Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004. State Street disclaims any beneficial ownership of the shares covered pursuant to the Schedule 13G. The mailing address for State Street Research & Management Company is One Financial Center, 31st Floor, Boston, Massachusetts 02111.

(8)	Number is based on information contained in Schedule 13D filed with the Securities and Exchange Commission on November 18, 2002. Eminence disclaims any economic interest or beneficial ownership of the shares covered pursuant to the Schedule 13D. The mailing address for Eminence Capital, LLC is 200 Park Avenue, Suite 3300, New York, New York 10166.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board of Directors currently has six members, two of whom are our employees and four of whom are non-employees.

Our Board of Directors is divided into three classes for purposes of election. Our Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. Typically, one class is elected at each annual meeting of stockholders to serve for a three-year term. We propose that three directors be elected at the annual meeting to hold office for a three-year term expiring in 2007 and that one director be elected at the annual meeting to hold office for a two-year term to expire in 2006. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

Our Board of Directors has recommended and nominated each of the following persons to be elected to our Board of Directors in the Class with terms expiring in 2007: Messrs. Richard I. Beattie, John A. Fazio and Antonio Borges.

In addition, our Board of Directors has recommended and nominated the following person to be elected to our Board of Directors in the Class with terms expiring in 2006: Mr. Thomas J. Friel.

The enclosed Proxy will be voted FOR electing the four nominees unless a specification is made to withhold the vote. Proxies cannot be voted for more than four nominees.

With the exception of Mr. Borges, each of the nominees is either an executive officer of the company or a director standing for reelection. Each of Mr. Friel (in June 2003) and Mr. Fazio (in September 2003) were elected to the Board to fill a vacancy at that time, and Mr. Borges has been nominated for election at this annual meeting to fill a vacancy. The recommendation of Messrs. Fazio and Borges for selection by our Board of Directors was the result of a search utilizing our firm’s search capabilities. The search was conducted at the direction of our Nominating and Board Governance Committee, which is comprised solely of independent directors within the meaning of the applicable listing standards of the Nasdaq Stock Market (the “Nasdaq Rules”).

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors. Our Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected. There are no family relations among any directors, executive officers, or persons nominated to become a director.

Below is certain information about each director nominee and those directors whose terms of office will continue after the annual meeting.

NOMINEES FOR DIRECTOR

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Richard I. Beattie	65	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 1991 and has practiced law at Simpson Thacher & Bartlett since 1968. Mr. Beattie also serves as a member of the board of directors of Harley-Davidson, Inc.	03/2002

John A. Fazio	60	Mr. Fazio is the former senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Currently, Mr. Fazio sits on the boards – as well as the audit committees – of ImClone Systems, Inc. and Dendrite International, Inc.	09/2003

Thomas J. Friel	56	Mr. Friel has been our Chairman and Chief Executive Officer since June 2003. Previously, Mr. Friel was Chairman of the Technology Practice, Chairman of the Leadership Services Group and a Vice Chairman of Heidrick & Struggles from October 2001 to June 2003. Prior to that, Mr. Friel was President of Heidrick & Struggles Ventures from 1999 to 2001. Mr. Friel also served on the Heidrick & Struggles Board of Directors subsequent to our initial public offering in 1999 until 2002 when the Board was transitioned to a majority of independent directors. He joined Heidrick & Struggles, Inc., in 1979.	06/2003

Antonio Borges	54	Mr. Borges has served as Managing Director and Vice Chairman of Goldman Sachs International since 2000. Prior thereto, Mr. Borges was dean of INSEAD, widely recognized among the world’s top-tier business schools, from 1993 to 2000. Mr. Borges serves on the boards of directors of Banco Santander Portugal, BNP Paribas, Sonae.com, Scor SA, Jeronimo Martins, and CNP Assurances. Mr. Borges is also Chairman of the European Corporate Governance Institute.

CLASS 2005 DIRECTORS

(Directors with Terms Expiring in 2005)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Robert E. Knowling, Jr.	48	Mr. Knowling has served as Chief Executive Officer of the New York City Leadership Academy since January 2003. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Internet Access Technologies, Inc., a software development company. Prior thereto, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a national broadband service provider of high-speed internet and network access, from July 1998 to November 2000. Covad Communications filed for reorganization under Chapter 11 on August 15, 2001. Prior to that, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, a broadband service provider, from March 1996 to July 1998 and Vice President of Network Operations at Ameritech Corp., from November 1994–March 1996. Mr. Knowling serves on the board of directors of Hewlett-Packard Company and Ariba, Inc.	09/2000

Gerard R. Roche	72	Mr. Roche has been our Senior Chairman since the merger of Heidrick & Struggles, Inc., into Heidrick & Struggles International, Inc. in 1999 (the “Merger”) and was our acting Chief Executive Officer from April 2003 until June 2003. Mr. Roche joined Heidrick & Struggles, Inc., in 1964 and was a member of the Board of Directors of Heidrick & Struggles, Inc., from 1970 until the Merger. Mr. Roche has been a member of our Board of Directors since the Merger.	02/1999

CLASS 2006 DIRECTORS

(Directors with Terms Expiring in 2006)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Douglas C. Yearley	68	Mr. Yearley has served as Chairman Emeritus of Phelps Dodge Corporation, a mining and manufacturing company, since 2000, and was Chairman of Phelps Dodge from 1989 until his retirement in 2000, Chief Executive Officer from 1989 to 1999, and President from 1991 to 1997. Mr. Yearley also serves as a member of the boards of directors of Lockheed Martin Corporation, United States Steel Corporation and Marathon Oil Corporation.	04/2003

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTING RICHARD I. BEATTIE, ANTONIO BORGES, JOHN A. FAZIO AND THOMAS J. FRIEL TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Director and Stockholder Meetings.    Our Board of Directors met seven times during 2003. All directors attended at least 75% of the meetings of the Board and the committees of which they were members. It is our policy that directors are expected to attend the annual meetings of stockholders unless circumstances impair their ability to do so. All of our directors attended the 2003 annual meeting of stockholders.

Board of Director Independence.    Each year, our Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the relationships that preclude them from being independent within the meaning of applicable Nasdaq Rules, and who our Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. Our Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, our Board of Directors has determined that Richard I. Beattie, John A. Fazio, Robert E. Knowling, Jr., Douglas C. Yearly are independent directors of the company within the meaning of applicable Nasdaq Rules and our Director Independence Standards. You can access our Director Independence Standards on the Investor Relations portion of our website at: http://www.heidrick.com.

Stockholder Communications.    Our stockholders may communicate directly with the Board of Directors. All communications should be directed to the company’s secretary at: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Chicago, Illinois 60606. Such communications should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    Our Board of Directors has adopted a Code of Business Conduct and Ethics. You can access this Code of Business Conduct and Ethics on the Investor Relations portion of our website at: http://www.heidrick.com.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Board Governance Committee. Our Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of our Director Independence Standards and the applicable Nasdaq Rules, including, in the case of members of the Audit Committee, the specific independence requirements for audit committees.

Our Board of Directors has adopted a charter for each of the three standing committees. You can access these committee charters on the Investor Relations portion of our website at: http://www.heidrick.com.

Audit Committee.     The Audit Committee of the Board of Directors is presently composed of two directors, Mr. Knowling and Mr. Fazio, each of whom is independent within the meaning of applicable Nasdaq Rules. Mr. Fazio is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Fazio is an “audit committee financial expert” as defined in Securities and Exchange Commission Rules. For most of 2003, Mr. Frederic Salerno served as Chairman of the Audit Committee. Mr. Salerno resigned from the Board of Directors on March 16, 2004, creating a vacancy on the Audit Committee that we will fill in the near future. During 2003, the Audit Committee met nine times.

The Audit Committee recommends to our Board of Directors the appointment of independent public accountants to audit annually our books and records, meets with and reviews the activities and the reports of our independent public accountants and reports the results of the review to our Board of Directors. The Audit Committee also periodically reviews the adequacy of our internal controls and pre-approves all services to be provided to the Company by our independent auditor, KPMG LLP. These and other aspects of the Audit Committee’s authority are more particularly described in our Audit Committee Charter.

Compensation Committee.    The Compensation Committee consists of three independent directors, Messrs. Knowling, Beattie and Yearley. Mr. Knowling chairs the Compensation Committee. Each member also qualifies as a “non-employee” for purposes of Section 16 of the Securities Exchange Act of 1934. The duties of the Compensation Committee are generally to review and approve employment and compensation matters involving executive officers. The Compensation Committee reviews, as appropriate, other compensation matters, including matters relating to salary, bonus, stock options and other equity and incentive arrangements. These and other aspects of the Compensation Committee’s authority are more particularly described in the Compensation Committee Charter. During 2003, the Compensation Committee met four times.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of two independent directors, Messrs. Beattie and Yearley. Mr. Beattie chairs the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to our Board of Directors concerning candidates for nomination to our Board of Directors, the membership on committees of our Board of Directors, compensation of our Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also approves all related party transactions in accordance with the applicable Nasdaq Rules. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2003, the Nominating and Board Governance Committee met four times.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This will include a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of our business or other related industries and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the company. The Nominating and Board Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will determine whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, however the Nominating and Board Governance Committee has worked with search consultants from our firm to identify director candidates.

Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying our secretary. In addition, our Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2005 Annual Meeting, a stockholder must notify our Corporate Secretary not less than sixty days nor more than ninety days prior to May 12, 2005. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in our Bylaws. The notice must set forth: (1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION

None of our directors who are also employees receive any compensation for serving as directors. In 2003, each of our non-employee directors received as compensation an annual retainer of $50,000, of which $25,000 was payable in cash and $25,000 was payable in the form of restricted stock units awarded on the date of our annual meeting of stockholders (a pro-rata award of restricted stock units is made to directors who join the Board of Directors between annual meetings). These awards of restricted stock units do not vest until the earlier of the date on which a director ceases to serve on the Board and the date of a change in control. In 2003, the chairman of the Audit Committee received an additional annual fee of $10,000, payable in cash.

Beginning in 2004, each of our non-employee directors will receive an annual retainer of $75,000 of which $50,000 will be payable in cash and $25,000 will be payable in the form of restricted stock units awarded on the date of our annual meeting of stockholders (a pro-rata award of restricted stock units is made to directors who join the Board of Directors between annual meetings). In addition, the chairman of the Audit Committee will receive an additional fee of $25,000 payable in cash, and the chairmen of the other standing committees will receive an additional fee of $10,000 payable in cash.

We reimburse all members of our Board of Directors for their out-of-pocket expenses incurred in connection with attending meetings.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation awarded to, earned by or paid to (i) the three people who served as our Chief Executive Officer during 2003 and (ii) our four other most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2003, during the years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year						Long-Term Compensation				All Other Compensation ($)
		Annual Compensation					Awards			Payouts
		Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award ($) (30)		Securities Underlying Options (#)	Long- Term Incentive Payouts
Thomas J. Friel Chairman of the Board and Chief Executive Officer (1)	2003 2002 2001	503,846 500,000 550,000	301,045 239,844 618,050		— — —		645,000 — —	(2)	108,000 — —	— — —	76,243 4,160 4,160	(3) (3) (3)

Gerard R. Roche Former Acting Chief Executive Officer (4)	2003 2002 2001	1,000,000 1,000,000 1,000,000	361,837 1,281,200 646,240	(5) (5) (5)	110,000 110,000 195,000	(6) (6) (6)	— 106,029 200,017	(7) (8)	— — —	— — —	117,639 4,160 4,160	(9) (9) (9)

Piers Marmion Former Chairman of the Board and Former Chief Executive Officer (10)	2003 2002 2001	325,000 650,000 576,688	325,000 325,000 522,294		3,427,707 — 428,763	(11) (12)	— — 2,722,500	(13)	100,000 100,000 —	— — —	18,922 33,318 15,378	(14) (14) (14)

Joie Gregor Managing Partner, North America (15)	2003 2002 2001	550,000 400,000 448,000	1,092,072 1,425,973 1,318,329	(16) (16) (16)	— — —		— 84,502 200,017	(17) (18)	50,000 — —	— — —	4,880 4,880 4,880	(19) (19) (19)

Jocelyn Dehnert Managing Partner, Northern Europe (20)	2003 2002 2001	475,000 344,404 132,600	237,500 426,462 291,038	(21) (21) (21)	691,106 112,449 —	(22)	— 14,143 —	(23)	50,000 30,000 —	— — —	11,055 — 18,360	(24) (24)

Kevin J. Smith Former Chief Financial Officer	2003 2002 2001	430,000 422,210 —	215,000 265,000 —		83,333 — —	(25)	— 50,003 —	(26)	50,000 50,000 —	— — —	4,880 2,880 —	(27) (27)

Fritz E. Freidinger Chief Legal Officer and Corporate Secretary (28)	2003 2002 2001	200,000 16,667 —	100,000 8,333 —		— — —		— — —		8,000 5,000 —	— — —	3,880 30,150 —	(29) (29)

(1)	Mr. Friel was elected Chairman of the Board and Chief Executive Officer on June 24, 2003.

(2)	This amount represents the dollar value of restricted stock units issued to Mr. Friel under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on June 24, 2003 (the date of grant). The 50,000 restricted stock units vest ratably over three years commencing on June 24, 2003.

(3)	For 2003 this amount represents compensation for expenses relating to group term life insurance ($2,160), employer 401(k) matching contributions ($2,000), and a one-time vacation accrual payout ($72,083) in connection with a change in our vacation policy. For 2002 and 2001, this amount represents compensation for expenses relating to group term life insurance ($2,160) and employer 401(k) matching contributions ($2,000).

(4)	Mr. Roche served as our Acting Chief Executive Officer from April 7, 2003 until June 24, 2003.

(5)	For 2003, Mr. Roche’s bonus was comprised of a Fee/SOB component ($211,837) and a Management component ($150,000). For years 2001 and 2002, Mr. Roche’s bonus was comprised of only a Fee/SOB component.

(6)	These amounts represent payments to Mr. Roche pursuant to a compensation arrangement under his employment agreement.

(7)	This amount represents the dollar value of restricted stock units issued to Mr. Roche under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 6, 2003 (the date of grant). The restricted stock units were awarded in 2003 for performance in 2002. The 8,910 restricted stock units vest ratably over three years commencing on March 6, 2003.

(8)	This amount represents the dollar value of restricted stock units issued to Mr. Roche under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 15, 2002 (the date of grant). The restricted stock units were awarded in 2002 for performance in 2001. Of the 10,041 restricted stock units issued, 3,347 vested on the date of grant and the remainder vest ratably over two years commencing on March 15, 2003.

(9)	For 2003, this amount represents compensation for expenses relating to group term life insurance ($2,160), employer 401(k) matching contributions ($2,000) and a one-time car payment (in connection with the discontinuation of our car program) of $113,479 that includes a gross up for Mr. Roche’s withholding taxes. For the years 2002 and 2001, this amount represents compensation for expenses relating to group term life insurance ($2,160) and employer 401(k) matching contributions ($2,000).

(10)	Mr. Marmion joined us in August 2000 as Chief Operating Officer and President – International, Heidrick & Struggles Executive Search, and was elected Chief Executive Officer on October 1, 2001 and Chairman of the Board on December 21, 2001. Salary and Bonus for 2002 and 2003 is expressed in U.S. Dollars per Mr. Marmion’s employment contract. Other Annual Compensation for 2003 is expressed in U.S. Dollars per Mr. Marmion’s settlement agreement. Other Compensation for 2003 was calculated as of December 31, 2003 using an exchange rate of 1 British Pound Sterling to 1.7842 U.S. Dollars. Other Compensation for 2002 was calculated as of December 31, 2002 using an exchange rate of 1 British Pound Sterling to 1.6095 U.S. Dollars. Salary, Bonus and other compensation for 2001 were calculated as of December 31, 2001 using an exchange rate of 1 British Pound Sterling to 1.4543 U.S. Dollars. Mr. Marmion resigned as Chief Executive Officer on April 7, 2003.

(11)	This amount represents payments under Mr. Marmion’s separation agreement.

(12)	This amount represents the amount of the loans forgiven in 2001 for the years 2000 and 2001 pursuant to Mr. Marmion’s employment contract and a related payment by us for U.K. National Insurance Contributions in connection with social charges related to the loan forgiveness.

(13)	This amount represents the dollar value of restricted stock units awarded to Mr. Marmion under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on December 31, 2001 (the date of grant). 50,000 RSUs vested on January 2, 2003. An additional 50,000 RSUs vested on June 30, 2003 in accordance with Mr. Marmion’s separation agreement. The remaining 50,000 RSUs were cancelled in accordance with his separation agreement.

(14)	For 2003, this amount represents compensation for expenses relating to pension ($16,379), health insurance benefits ($1,843), and life insurance ($700). For 2002, this amount represents compensation for expenses relating to pension ($31,144), health insurance benefits ($1,720), and life insurance ($454). For 2001, this amount represents compensation for expenses relating to pension ($13,350), health insurance benefits ($1,558), and life insurance ($470).

(15)	Ms. Gregor no longer holds the position of Managing Partner, North America.

(16)	For 2003, Ms. Gregor’s bonus was comprised of a Fee/SOB component ($805,501) and a Management component ($275,000). For years 2001 and 2002, Ms. Gregor’s bonus was comprised of only the Fee/SOB component.

(17)	This amount represents the dollar value of restricted stock units issued to Ms. Gregor under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 6, 2003 (the date of grant). The restricted stock units were awarded in 2003 for performance in 2002. The 7,101 restricted stock units vest ratably over three years commencing on March 6, 2003.

(18)	This amount represents the dollar value of restricted stock units issued to Ms. Gregor under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 15, 2002 (the date of grant). The restricted stock units were awarded in 2002 for performance in 2001. Of the 10,041 restricted stock units issued, 3,347 vested on the date of grant and the remainder vest ratably over two years commencing on March 15, 2003.

(19)	For 2003, 2002 and 2001, this amount represents compensation for expenses relating to group term life insurance ($2,880) and employer 401(k) matching contributions ($2,000).

(20)	Salary and Bonus for 2003 was expressed in U.S. Dollars per Ms. Dehnert’s employment contract. Other Annual Compensation and Other Compensation for 2003 was calculated as of December 31, 2003 using an exchange rate of 1 British Pound Sterling to 1.7842 U.S. Dollars. Salary, Bonus and Other Compensation for 2002 was calculated as of December 31, 2002 using an exchange rate of 1 Australian Dollar to 0.56 U.S. Dollars and 1 British Pound Sterling to 1.6095 U.S. Dollars. Salary, Bonus and Other Compensation for 2001 was calculated as of December 31, 2001 using an exchange rate of 1 Australian Dollar to 0.51 U.S. Dollars.

(21)	For 2003, Ms. Dehnert’s bonus was comprised of a Management component. For 2002, Ms. Dehnert’s bonus was comprised of a Fee/SOB component ($346,462) and a Management component ($80,000). For 2001, Ms. Dehnert’s bonus was comprised of a Fee/SOB component.

(22)	For 2003, this amount represents compensation for a housing allowance ($352,524), a cost of living allowance ($157,512) and other expatriate expenses and reimbursements ($181,070). For 2002, this amount represents compensation for expenses relating to expatriate expenses and reimbursements.

(23)	This amount represents the dollar value of restricted stock units awarded to Ms. Dehnert under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 6, 2003 (the date of grant). The restricted stock units were awarded on March 6, 2003 for performance in 2002. The 1,186 restricted stock units vest ratably over 3 years from the date of grant and vest immediately upon a change in control of the Company.

(24)	For 2003, this amount represents compensation for expenses relating to health insurance benefits ($3,024), and life insurance ($8,031). For 2001, this amount represents compensation for expenses relating to superannuation and insurance.

(25)	This amount represents the amount of the loan forgiven in 2003 pursuant to Mr. Smith’s employment contract.

(26)	This amount represents the dollar value of restricted stock units issued to Mr. Smith under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on March 6, 2003 (the date of grant). The restricted stock units were awarded in 2003 for performance in 2002. The 4,202 restricted stock units vest ratably over three years commencing on March 6, 2003.

(27)	For 2003, this amount represents compensation for expenses relating to group term life insurance ($2,880) and employer 401(k) matching contributions ($2,000). For 2002, this amount represents compensation for expenses relating to group term life insurance ($2,880).

(28)	Mr. Freidinger joined us on December 2, 2002.

(29)	For 2003, this amount represents compensation for expenses relating to group term life insurance ($1,880) and employer 401(k) matching contributions ($2,000). For 2002, this amount represents compensation for expenses relating to a sign-on bonus ($30,000) and group term life insurance ($150).

(30)	As of December 31, 2003, Messrs. Friel, Marmion, Roche and Smith and Ms. Dehnert and Ms. Gregor held 52,070, 0, 26,371, 4,202, 2,867, and 19,313 restricted stock units, respectively, with a value as of that date of $1,135,126, $0, $574,888, $91,604, $62,501, and $421,023, respectively. Dividends paid on our common stock, if any, would not be paid on restricted stock units.

OPTION GRANT TABLE

(options granted in fiscal year 2003)

Name	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
								5%		10%
Thomas J. Friel	100,000 8,000	(2) (3)	10.87 0.87	% %	$ $	12.90 11.90	06/24/08 03/06/08	$ $	356,403 26,302	$ $	787,558 58,121

Gerard R. Roche	—		—			—	—		—		—

Piers Marmion (1)	100,000	(3)	10.87%			$11.90	03/06/08		$328,775		$726,507

Joie A. Gregor	50,000	(3)	5.43%			$11.90	03/06/08		$164,388		$363,253

Jocelyn A. Dehnert	50,000	(3)	5.43%			$11.90	03/06/08		$164,388		$363,253

Kevin J. Smith	50,000	(3)	5.43%			$11.90	03/06/08		$164,388		$363,253

Fritz E. Freidinger	8,000	(3)	0.87%			$11.90	03/06/08		$26,302		$58,121

(1)	These options were cancelled in full on June 30, 2003.

(2)	Of these options, 33 1/3% vest on each of the first three anniversaries of June 24, 2003, and immediately upon a change in control of the Company.

(3)	Of these options, 33 1/3% vest on each of the first three anniversaries of March 6, 2003, and immediately upon a change in control of the Company.

(4)	The values in these columns are based upon calculations assuming the 5% and 10% annual stock price appreciation rate specified by the Securities and Exchange Commission. These assumed rates are not intended to forecast future price appreciation of the common stock. Actual gains, if any, on stock option exercises are dependent upon the future market performance of the common stock and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)(1)	Realized Value ($)	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money options at Fiscal Year-End Exercisable/ Unexercisable ($)(2)
Thomas J. Friel	0	0	26,644/135,976	$90,882/$1,092,357
Gerard R. Roche	0	0	17,160/36,498	$9,398/$175,986
Piers Marmion	0	0	0/0	0/0
Joie A. Gregor	0	0	1,638/70,956	$9,398/$658,202
Jocelyn Dehnert	0	0	13,000/74,888	$43,819/$594,088
Kevin J. Smith	0	0	23,333/76,667	$86,999/$588,152
Fritz E. Freidinger	0	0	1,666/11,334	$11,253/$101,947

(1)	None of our named executive officers exercised stock options in 2003.

(2)	Number computed based on the excess of $21.80, the closing price of our common stock on December 31, 2003, over the stock option exercise price. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance the value realized will be at or near the value estimated.

LONG-TERM INCENTIVE PROGRAM—PERFORMANCE SHARE UNITS

The following table provides information concerning performance share unit grants made to the named executive officers during the last fiscal year under the Performance Share Program (the “PSP”).

Name	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout (2)	Estimated Future Payouts
			Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Thomas J. Friel (6)	41,000	3 years	32,800 – 40,999	41,000	41,001 – 61,500
Gerard R. Roche	—	—	—	—	—
Piers Marmion (7)	50,000	3 years	40,000 – 49,999	50,000	50,001 – 75,000
Joie A. Gregor	—	—	—	—	—
Jocelyn Dehnert	25,000	3 years	20,000 – 24,999	25,000	25,001 – 37,500
Kevin J. Smith (8)	20,000	3 years	16,000 – 19,999	20,000	20,001 – 30,000
Fritz E. Freidinger	—	—	—	—	—

(1)	The performance share units reported in this table were awarded in March 2003 for the cycle commencing January 1, 2003 and ending December 31, 2005. The final value of a performance share unit award is based on the Company’s cumulative performance against a pre-determined performance target over the three-year award cycle and the price of the Company’s stock on the payout date. For the award cycle beginning in 2003, the performance target is profitability, which is defined under the PSP as the Company’s cumulative operating income over the three-year award cycle. Three years from the award date, the participant will earn and be paid out from 0% to 150% of the performance share units based on how the Company performed against the pre-determined performance target.

(2)	We do not expect to achieve our profitability targets established for the awards under the PSP and thus do not expect these awards will require any payout. Therefore, in 2003, we reversed the accruals relating to the PSP.

(3)	This column lists the number of shares of common stock, the value of which would be payable to the named executive officers at the threshold level of 80%-99.9% of profitability target. If the profitability is less than 80% at the end of the three-year cycle, no payments are made.

(4)	This column lists the number of shares of common stock, the value of which would be payable to the named executive officers at the target level.

(5)	This column lists the number of shares of common stock, the value of which would be payable to the named executive officers at the maximum level of 101%-150% of profitability target.

(6)	Mr. Friel’s award was pro-rated based on his period of eligibility.

(7)	Mr. Marmion’s award was terminated in accordance with his separation agreement.

(8)	Mr. Smith’s award was terminated in accordance with his separation agreement.

EMPLOYMENT AGREEMENTS

Thomas J. Friel.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Friel, effective June 24, 2003. The 2003 agreement provides for Mr. Friel to receive a base annual salary of $600,000 and to participate in the PSP, annual Management Incentive Plan (“MIP”), and Management Stock Option Plan (“MSOP”) at the levels determined by the Compensation Committee of the Board of Directors. Mr. Friel’s employment agreement will automatically extend for additional periods of twelve months unless either party provides notice of non-renewal at least six months prior to the end of the term.

Gerard R. Roche.    Gerard R. Roche, Senior Chairman and a member of our Board of Directors, served as Acting Chief Executive Officer from April 8, 2003 to June 24, 2003. Mr. Roche’s employment agreement, effective June 4, 1990, provides for Mr. Roche to receive a base annual salary of $1,000,000.

Fritz E. Freidinger.    In connection with his joining the company, we entered into an employment agreement with Mr. Freidinger, effective December 2, 2002. The 2002 agreement provides for Mr. Freidinger to receive a base annual salary of $200,000 and to participate in the PSP, annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors.

Joie Gregor.    We entered into an employment agreement with Ms. Gregor, effective June 1, 1993. The 1993 agreement provided for Ms. Gregor to receive a base annual salary of $150,000. In connection with her assignment as Regional Managing Partner, North America, in 2003 Ms. Gregor participated, pursuant to the GSP, in the PSP, annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors.

Jocelyn Dehnert.    In connection with her assignment as Regional Managing Partner, Northern Europe, we entered into an employment agreement with Ms. Dehnert effective September 1, 2002. This agreement provides for Ms. Dehnert to receive an annual base salary of $475,000 and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. The agreement also provides for certain expatriate adjustments and reimbursements while Ms. Dehnert is located in London, including a housing allowance of up to US$481,481 (or £169,000, based on an exchange rate of US$ = £0.351) per annum, a cost of living allowance, initially set at US$150,923 (or £52,974 based on the same exchange rate) per annum to be adjusted semi-annually, and tax preparation fees.

All of the named executive officers are participants in our Change in Control Severance Plan (the “CIC Plan”) at the top tier and in our severance plan (the “Severance Plan”) at the top management level.

We established and maintain the CIC Plan in order to secure, in our best interests and the best interest of our stockholders, the continued services, dedication and objectivity of certain of our key employees in the event of any threat or occurrence of a change in control (as defined in the CIC Plan). The CIC Plan provides that upon our termination of a participant’s employment without cause or the participant’s resignation for good reason (as those terms are defined in the CIC Plan) within the two-year period commencing on a change in control, we will pay such participant a lump-sum cash payment equal to one or two times the sum of the participant’s base salary and bonus amount (as defined in the CIC Plan). Top-tier executives will receive two times base salary and bonus. The participant is also entitled to any accrued, but unpaid compensation, as well as the continuation of certain benefits. In addition, for top-tier executives, upon the occurrence of a change in control, we will accelerate the vesting of certain awards granted to such participants under the GSP and other compensatory plans maintained by us will be automatically accelerated and such participants may receive golden parachute gross-up payments. In order to receive any severance payments under the CIC Plan, the participant must waive his or her rights to any severance payments that he or she is entitled to receive under any other severance plan or employment agreement maintained by us. Each participant must also agree to abide by certain restrictive covenants, including covenants barring the participant from competing with us or soliciting any of our customers or employees for a period of one year.

The Severance Plan provides severance benefits which are payable to a participant upon the involuntary termination of such participant’s employment for any reason other than cause (as defined in the Severance Plan). Participants in the Severance Plan will not be eligible to receive benefits in the cases of voluntary resignation, commencement of a leave of absence, retirement, death or disability. In cases where the participant’s employment is terminated by reason of the transfer to an affiliated business, the sale of the Company or all or part of its assets or the outsourcing of a division, department, business unit or function, benefits will be provided only if a new offer of employment with us or any of our affiliates has not been made to the affected participant. Executive officers participating in the Severance Plan at the top management level would receive a severance payment equal to one year of base salary plus target bonus amount. All severance payments, however, are capped at two times the participant’s “annual compensation” (as defined in the Department of Labor Regulations). To receive any payment of severance benefits under the Severance Plan in excess of two weeks’ base salary, the participant must sign a release.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of three non-employee directors (Messrs. Knowling, Beattie and Yearley) and until May 21, 2003 consisted of Messrs. Knowling and Beattie and Ms. Carlene Ziegler. During 2003, no person who was a member of the Compensation Committee was one of our officers or employees, nor did any of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. From time to time, our Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Compensation Committee but none of our officers may be present during discussions or deliberations regarding his or her own compensation nor may they vote on any matters brought before the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policy.    We believe that executive compensation should be directly linked to increased stockholder value. Our approach to executive compensation is designed to support achieving our key business objectives, to align the executive officers’ interests with those of our stockholders and to enable us to attract, retain and reward key personnel. It has been and currently is our policy to position our total compensation for our executive officers and other key employees at levels competitive with those of other major executive recruiting firms. Because many of these organizations are privately held, much of the compensation data is derived from executives and search consultants recruited by us and our understanding of pay practices and trends within the industry.

Relationship of Company Performance to Executive Compensation.    Our executive compensation is comprised of two components: base salary and incentives (cash and non-cash), each of which is intended to serve the overall compensation program. Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and general economic conditions as well as a number of factors relating to the particular employee, including his/her performance and the level of experience, ability and knowledge required for the job.

In October 2001, the Compensation Committee approved a comprehensive management compensation plan in which certain members of management would participate as a group rather than have individual contracts or other arrangements with varying incentives and other terms. Accordingly, the Compensation Committee approved a management compensation program consisting of a Performance Share Program (“PSP”), an annual Management Incentive Plan (“MIP”) and a Management Stock Option Plan (“MSOP”).

These plans, which remained in place for 2003, provide for participants to receive annual and longer-term incentive compensation. The MIP is an annual bonus program designed to link participant performance with the attainment of Company, strategic business unit and individual performance goals. The MIP provides for annual bonus compensation targets, with above or below target compensation payable based on actual performance. Bonuses to executive officers were awarded on this basis in 2003. The MSOP provides for grants of non-qualified stock options annually. Generally, the options vest over a three-year period, are forfeited in the event the participant is not in our employ on the vesting date and have a five-year term. The PSP, awards under which have been discontinued in 2004, provided long-term incentive compensation based on our cumulative performance and the price of our common stock measured at the end of three-year award cycles. Under the PSP, a participant received a grant expressed in shares that are earned if we have reached specific performance goals at the end of the relevant three-year cycle. Depending upon actual performance versus target and whether the participant remains employed by us as of the payout date, he or she may earn a fewer or greater number of performance share units (from 0% to 150% of those initially granted). The value of an award (which may be paid in cash or restricted stock units) at the end of the three-year award cycle will be equal to the product of the number of performance share units earned multiplied by the fair market value of the shares of our common stock on the payout date. We do not expect to achieve the profitability targets established for the awards under the PSP and thus do not expect that these awards will require any payout. Therefore, in 2003, we reversed the accruals related to the PSP.

For 2004, the MIP and the MSOP are being continued with some modifications. As noted above, awards under the PSP have been discontinued.

Compensation of the Chief Executive Officer.    Mr. Friel became our Chief Executive Officer on June 24, 2003, having held numerous leadership positions with the firm since joining us in 1979. Effective June 24, 2003, we entered into a contract with Mr. Friel under which Mr. Friel receives a salary of $600,000 per year with a target bonus of $600,000. The agreement provides that Mr. Friel will receive 100% of his target bonus for his first twelve months of service as CEO. Under the agreement, Mr. Friel received options with respect to 100,000 shares and 50,000 Restricted Stock Units. Additionally, he received a pro-rata award under the PSP of 41,000 performance shares. The Compensation Committee approved Mr. Friel’s compensation taking into account the scope and responsibility of the position and Mr. Friel’s skills and experience. At the conclusion of his first twelve months of service as CEO, Mr. Friel’s compensation will be awarded consistent with our compensation policy as set forth above.

Gerard R. Roche, our Senior Chairman and a member of the Board of Directors served as Acting Chief Executive Officer for the period April 8, 2003 through June 23, 2004. During this period, we paid Mr. Roche a base salary of $215,188 as provided for in Mr. Roche’s existing employment agreement. The salary Mr. Roche received during this period was the same amount he would have received if he had not taken on the Acting Chief Executive Officer role. The Compensation Committee awarded Mr. Roche a bonus of $150,000 for his performance in the role of Acting Chief Executive Officer during 2003.

Certain Tax Matters.    United States tax laws limit the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States.

THE COMPENSATION COMMITTEE

Robert E. Knowling, Jr. (Chairman)

Richard I. Beattie

Douglas C. Yearley

PERFORMANCE GRAPH

The following performance graph compares the annual percentage change in our cumulative total stockholder return with the cumulative total stockholder return of two groups: the Nasdaq Composite Index and a Peer Group constructed by us. Cumulative total stockholder return for each of the periods shown in the graph is measured assuming an initial investment of $100 on April 27, 1999, the date public trading of our common stock began, and assumes the reinvestment of any dividends paid.

The Peer Group is comprised of five publicly traded companies that are engaged principally, or in significant part, in executive search consulting and/or Internet-based recruiting. We believe that they constitute the best approximation of a peer group among companies that were publicly traded for the period being evaluated. Many of our direct competitors who specialize in senior level executive search are privately held firms.

The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. Previously, the members of the Peer Group were Caldwell Partners International, Inc., Korn/Ferry International, Monster Worldwide Inc., and Whitehead Mann Group PLC. For 2003, we have expanded our peer group to include Hudson Highland Group, Inc., which was spun off from Monster Worldwide, Inc. in March 2003. Hudson Highland Group engages in retained executive search and other related businesses.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

Comparison of Cumulative Total Stockholder Return

Among Heidrick & Struggles International, Nasdaq Composite Index and Peer Group

Measurement Period (1)	HSII ($)	NASDAQ ($)	Old Peer Group ($)	New Peer Group ($)
4/27/99	100.00	100.00	100.00	100.00
12/31/99	301.79	167.01	219.17	219.17
12/31/00	300.45	111.63	162.40	162.40
12/31/01	129.64	58.52	120.75	120.75
12/31/02	104.79	53.81	36.59	36.59
12/31/03	155.71	75.83	70.47	70.47

(1)	Based on $100 invested on April 27, 1999 in our common stock, the Nasdaq Composite Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is presently composed of two directors, Mr. Knowling and Mr. Fazio, each of whom is independent within the meaning of applicable Nasdaq Rules. For most of 2003, Mr. Frederic Salerno served as Chairman of the Audit Committee. Mr. Salerno resigned from the Board of Directors on March 16, 2004, creating a vacancy on the Audit Committee that The Board of Directors will fill in the near future. The Board of Directors has determined that John A. Fazio is an “audit committee financial expert” as defined in Securities and Exchange Commission rules. During 2003, the Audit Committee met nine times.

In 2003, the Board of Directors amended the Audit Committee’s charter. A copy of the amended charter is attached to this proxy statement as Appendix A. You can also access the amended charter on the Investor Relations portion of our website at: http://www.heidrick.com.

The Audit Committee recommends to the Board of Directors the selection of our independent auditors. Accordingly, the Audit Committee has recommended to the Board of Directors, and the Board of Directors accepted the recommendation, that KPMG LLP be appointed our independent auditors for 2004.

Management has primary responsibility for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee’s review of our financial statements for 2003 included discussions with management and KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”). KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the Audit Committee that firm’s independence. Based upon the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited, consolidated financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K.

THE AUDIT COMMITTEE

John A. Fazio (Chairman)

Robert E. Knowling, Jr.

INDEPENDENT AUDITORS

As recommended by the Audit Committee, the Board of Directors has appointed KPMG LLP as our independent auditors for 2004. Representatives of KPMG LLP are expected to be present at our annual meeting, will be provided the opportunity to make a statement at the annual meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

All services provided by KPMG LLP in 2003 were, and all services to be provided by KPMG LLP in 2004 will be, permissible under applicable laws and regulations. All services provided by KPMG LLP are pre-approved by the Audit Committee.

The table below sets forth the fees billed by KPMG LLP for professional services (both audit and non-audit). Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements.

Fee Category	2003	% of Total	2002	% of Total
Audit Fees (1)	$801,537	82%	$718,215	76%
Audit-Related Fees (2)	11,000	1%	10,000	1%
Tax Fees (3)	88,818	9%	193,700	21%
All Other Fees (4)	81,459	8%	19,560	2%

Total Fees	$982,819	100%	$941,475	100%

(1)	Fees for professional services rendered for the audit of our annual consolidated financial statements for 2003, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits required internationally.

(2)	Fees for professional services rendered related to the audit of an employee benefit plan.

(3)	Fees for tax services, including tax compliance, tax advice and tax planning.

(4)	Fees for miscellaneous accounting advice, employee benefit plan compliance services and, in 2003 only, Sarbanes-Oxley Section 404 advisory services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to their respective employment agreements, we loaned on an interest free basis an aggregate of £1,317,350 ($1,915,822) to Mr. Marmion, our former Chief Executive Officer, on September 30, 2000 and June 30, 2001; $700,000 to Mr. Knox Millar, our former Chief Human Resources Officer, on July 3, 2001; and $250,000 to Mr. Kevin Smith, our former Chief Financial Officer, on April 19, 2002, respectively. Pursuant to Mr. Marmion’s separation agreement, we forgave the entire outstanding principal amount of his loan on June 30, 2003 upon his resignation. Pursuant to Mr. Millar’s employment agreement, we forgave the entire outstanding principal amount on June 30, 2003, upon his resignation. Pursuant to Mr. Smith’s separation agreement, we forgave the entire principal amount of his loan on March 31, 2004 upon his resignation.

The largest aggregate amounts of indebtedness outstanding under these loans during the 2003 fiscal year were £1,053,881 for Mr. Marmion, $350,000 for Mr. Millar and $250,000 for Mr. Smith. As of April 2, 2003 there were no balances outstanding on these loans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock are also required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, we believe that, during 2003, all forms required under Section 16(a) applicable to our officers, directors, and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock were filed on a timely basis, except that a Form 4 was filed late for each of Mr. John Gardner and Ms. Gregor with respect to three transactions involving the acquisition of stock options and restricted stock units and the exercise of stock options; a Form 4 was filed late for each of Messrs. Marmion and Freidinger with respect to a single transaction involving the acquisition of employee stock options; a Form 4 was filed late for Mr. Roche with respect to two transactions involving the acquisition of stock options and restricted stock units; a Form 4 was filed late for Mr. Smith with respect to two transactions involving the acquisition of stock options and restricted stock units; and a Form 3 was filed late for each of Ms. Gregor and Mr. Fazio to report beneficial ownership information for each of them as a result of becoming an officer and director respectively.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under our Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to us. The advance notice must contain certain information specified in our Amended and Restated Bylaws and be delivered to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“SEC Rule 14a-8”).

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of our stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by our Secretary at our principal executive offices by December 14, 2004. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2005 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in our proxy materials for the 2005 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business we are aware of that is to be acted upon at the annual meeting. If, however, other matters should properly come before us at the annual meeting, the persons appointed by your signed proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,

Fritz E. Freidinger

Secretary

Chicago, Illinois

April 12, 2004

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Audit Committee Charter

Approved October 2, 2003

A.    Name

There shall be a committee of the Board of Directors (the “Board”) of Heidrick & Struggles International, Inc. (the “Company”) that shall be called the Audit Committee.

B.    Purpose

As described in more detail below, the purpose of the Audit Committee is as follows. The Audit Committee shall be directly responsible for the appointment of, compensation of and oversight over the work of the Company’s independent auditors. The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the independent public accountant’s qualifications and independence and (3) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall review and approve the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual meeting proxy statement.

C.    Organization and Procedure

The Audit Committee shall be appointed by the Board and shall be comprised of no fewer than three board members satisfying the membership requirements set forth below.

The members of the Audit Committee shall be appointed by the Board, considering the recommendation of the Nominating and Board Governance Committee and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Committee membership.

The Audit Committee shall meet as often as it determines is appropriate, but not less frequently than four times per year. The Audit Committee periodically will hold private meetings with the internal auditor and the independent auditor and will hold private meetings with management as appropriate. Meeting agendas will be prepared by the Chief Financial Officer and the Corporate Secretary, in consultation with the Audit Committee Chairperson, and provided in advance to members, along with appropriate briefing materials.

The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it. Except as expressly provided in this Charter, the Amended and Restated Bylaws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by Nasdaq, the Audit Committee shall fix its own rules of procedure.

D.    Statement of Policy

The Audit Committee shall provide assistance to the Board in fulfilling the Board’s responsibilities to the shareholders and investment community regarding corporate accounting and reporting practices, including the quality and integrity of the financial reports of the Company. In doing so, the Audit Committee should strive to maintain free and open means of communication among the Audit Committee Members, independent auditors and financial management of the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

E.    Membership Requirements

The following criteria for membership on the Audit Committee shall be followed:

1.  Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period after his or her appointment to the Audit Committee.

2.  At least one member of the Audit Committee shall be a “financial expert” as defined in the applicable Nasdaq rules.

3.  Each member of the Audit Committee shall meet the independence requirements of the Company’s Independence Standards and the applicable Nasdaq rules for being a member of an audit committee, subject to any exceptions authorized under the rules, as such rules are amended from time to time.

F.    Committee Authority

The Audit Committee shall have the sole authority to appoint or replace the independent auditors and shall approve all audit engagement fees and terms. The Audit Committee shall also have the sole authority to approve the provision of any permissible non-audit services and the fees with respect thereto. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of permissible non-audit services may be made by the Chairperson of the Audit Committee in accordance with the rules of the SEC.

The Audit Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Audit Committee shall have the authority to retain and fund legal, accounting or other consultants to advise it, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee may request any officer or employee of the Company, the independent auditor, the Company’s outside counsel, the Audit Committee’s counsel or others to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

G.    Committee Responsibilities

The Audit Committee shall have the following responsibilities:

1.  The Audit. Meet and review with management and the independent auditor the following:

a.  The scope and plan, and coordination of audit efforts.

b.  The results of the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements.

c.  Any problems, difficulties or differences encountered in the course of audit work, including any disagreements with management or restrictions on the scope of activities or access to requested information and responses thereto.

d.  Any changes required in the planned scope of the audit plan.

e.  Critical accounting policies and practices used by the Company in preparing its financial statements.

f.  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

g.  The independent auditor’s judgments about the quality, not just the acceptability, of accounting principles as applied in the Company’s financial reporting, including the consistency of the Company’s accounting policies and their application and the clarity and completeness of the Company’s financial statements and related disclosures.

h.  The independent auditor’s reasoning in determining the appropriateness of (i) changes in the Company’s accounting practices or policies, (ii) Company estimates, judgments and uncertainties, (iii) unusual transactions and (iv) accounting policies relating to significant financial statement items.

i.  Material communications between the independent auditor and management, including any management letter.

j.  Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, particularly Statement of Auditing Standards (“SAS”) No. 61, as may be modified or supplemented, or the rules of the SEC.

k.  Any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise)

2.  Company Reporting. The Audit Committee shall do the following with respect to the Company’s reporting obligations:

a.  Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

b.  Recommend to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC.

c.  Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before the filing of the Company’s Form 10-K and Form 10-Q.

d.  Prepare the Audit Committee’s report that is made in periodic filings as required by the applicable Nasdaq and SEC rules, and take the appropriate steps to ensure that such report complies with applicable requirements, including compliance with the SEC requirement that this Charter be appended to the Company’s proxy statement at least once every three years.

e.  Confirm that the Company’s quarterly financial statements have been reviewed by the Company’s independent auditor, in accordance with SAS No. 71, as amended by SAS No. 90, prior to the filing with the SEC of each quarterly report on Form 10-Q.

f.  Review with management, and any outside professional as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.

g.  Review with management and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements

3.  Earnings Announcements. The Committee shall discuss generally with management earnings press releases (paying particular attention to any use of pro forma information or non-GAAP financial measures), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies. The Committee (or subcommittee thereof) shall review and discuss with management earnings press releases before they are issued.

4.  Independent Auditor Selection. Appoint the independent auditor; approve all audit and permissible non-audit engagements and fees; and oversee and review the performance of the independent auditor and take any appropriate actions, including discharge and replacement.

5.  Independence of Auditor. Confirm the independence and objectivity of the independent auditor, including receiving from the independent auditor, on an annual basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1; actively engage in discussions with the independent auditor regarding any disclosed relationships or services that may affect their objectivity and independence; oversee the independence of the independent auditor; and ensure that appropriate audit personnel are rotated from the review and audit of the Company’s financial statements as required by the applicable rules of the SEC.

6.  Peer Review. Confirm that the independent auditor meets the peer review requirements set forth in the applicable Nasdaq rules.

7.  Second Opinions. Discuss with management any second opinions sought from an accounting firm other than the independent auditors, including the substance and reasons for seeking any such opinion.

8.  Internal Audit. Review findings from completed internal audits and progress reports on the proposed internal audit plan. Approve the appointment, reassignment or dismissal of the director of internal audit.

9.  Internal Controls. Meet and review with the independent auditor the adequacy and effectiveness of the Company’s internal accounting and financial controls, including any related significant findings and recommendations of the independent auditor and management’s responses thereto.

10.  Investigations. Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

11.  Whistleblower Complaints. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters in accordance with the applicable Nasdaq rules.

12.  Regulatory Matters. Review with the General Counsel any legal and regulatory matters that may have a material impact on the Company’s financial statements, financial condition or results of operations.

13.  Significant Risks. Inquire of management and the independent auditor concerning significant financial risks or exposures and assess the steps management has taken to minimize such risks.

14.  Retention of Independent Auditor Personnel. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account, which comply with the applicable rules of the SEC.

15.  Private Meetings. Meet periodically with the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

16.  Board Reports. Report periodically to the Board on its meetings and other activities.

17.  Delegation. Form and delegate authority to subcommittees when appropriate.

18.  Annual Review of Charter. Review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE PROPOSALS LISTED BELOW.

[Front]

PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors of

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

I hereby appoint Fritz E. Freidinger, Scott W. Sherwood and Todd T. Welu, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 2, 2004 at the Annual Meeting of Stockholders to be held on May 12, 2004 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

I.	ELECTION OF DIRECTORS (Mark only one box).

FOR ☐ all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

Nominees:	Richard I. Beattie John A. Fazio Antonio Borges Thomas J. Friel

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and strike a line through the nominee’s name in the list above.)

II.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal I.

Please sign your name on the reverse side of this Proxy Card exactly as it appears below.

(Affix Mailing Label Here)

[Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Dated                        , 2004

Your signature

Signature of co-owner, if held jointly

YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.